DST SYSTEMS, INC. ANNOUNCES
THIRD QUARTER 2017 FINANCIAL RESULTS

KANSAS CITY, MO - October 20, 2017 – DST Systems, Inc. (NYSE: DST) reported consolidated net income attributable to DST of $48.5 million ($0.79 per diluted share) for the third quarter 2017 compared to $273.3 million ($4.13 per diluted share) for the third quarter 2016. Net income attributable to DST for the nine months ended September 30, 2017 was $370.3 million ($5.91 per diluted share) compared to $384.4 million ($5.72 per diluted share) for the nine months ended September 30, 2016.

Income from continuing operations attributable to DST Systems, Inc. (“DST Earnings”), which excludes discontinued operations, was $48.8 million ($0.79 per diluted share) for the third quarter 2017 compared to $50.5 million ($0.76 per diluted share) for the third quarter 2016. DST Earnings for the nine months ended September 30, 2017 was $365.8 million ($5.84 per diluted share) compared to $124.4 million ($1.85 per diluted share) for the nine months ended September 30, 2016.

Taking into account certain non-GAAP adjustments, DST Earnings were $46.5 million ($0.76 per diluted share) for the third quarter 2017 compared to $50.7 million ($0.77 per diluted share) for the third quarter 2016, and $140.3 million ($2.24 per diluted share) for the nine months ended September 30, 2017 compared to $137.0 million ($2.04 per diluted share) for the nine months ended September 30, 2016.

“We are pleased with our third quarter results, which demonstrate the capabilities and strengths of our teams around the world as we continue to execute on our key initiatives to win business and grow organically in the face of an environment that continues to be challenging and competitive,” said Steve Hooley, Chairman, CEO and President of DST. “Our third quarter results demonstrate strong execution on our organic growth initiatives, particularly in our Healthcare business which recorded double digit revenue growth absent the client migrations previously disclosed. We also continue to make progress on effectively integrating Boston Financial Data Services (“BFDS”) and International Financial Data Services U.K. (“IFDS U.K.”). The integration of people and systems are ahead of schedule and we are seeing the benefits of the synergy savings.”

Consolidated Financial Highlights

Operating Results

Third quarter 2017 diluted earnings per share from continuing operations, after non-GAAP adjustments, was $0.76, a decrease of $0.01 or 1.3% from third quarter 2016. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues increased $159.3 million or 43.6% to $524.8 million as compared to third quarter 2016, primarily as a result of the 2017 acquisitions of the remaining interests in BFDS and IFDS U.K. which contributed $161.6 million of incremental operating revenues during third quarter 2017.

•
Consolidated operating income on a GAAP basis decreased $18.5 million to $55.8 million as compared to third quarter 2016. Consolidated operating income, after non-GAAP adjustments, decreased $1.1 million or 1.5% to $72.5 million as compared to third quarter 2016. The decrease in operating income was primarily due to increased performance-based stock compensation expense and higher information technology spend partially offset by the operating income from the acquisitions of the remaining interests in BFDS and IFDS U.K. in 2017.

•
Equity in earnings of unconsolidated affiliates decreased $2.8 million to $4.2 million as compared to third quarter 2016, primarily due to the 2017 acquisitions of the remaining interests in previously unconsolidated joint ventures, BFDS and IFDS U.K.

•
Weighted average diluted shares outstanding for third quarter 2017 were 61.6 million, a decrease of 4.5 million shares or 6.8% from third quarter 2016, primarily as a result of share repurchases during 2016 and 2017.

Share Repurchase Activity

During the third quarter 2017, the Company spent $75.0 million to repurchase approximately 1.2 million shares of DST common stock resulting in $225.0 million remaining under the share repurchase plan that was approved in second quarter 2017.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.” On a GAAP basis, operating income for the third quarter 2017 for each segment was as follows: $35.6 million for the Domestic Financial Services segment, $1.8 million for the International Financial Services segment and $18.4 million for the Healthcare Services segment.

Segment Results

Domestic Financial Services Segment

Operating revenues for the Domestic Financial Services segment for third quarter 2017 increased $57.9 million or 23.4% to $305.3 million as compared to third quarter 2016. The operating revenue increase was primarily driven by operating revenues from BFDS, which contributed approximately $55.8 million of incremental revenues during the third quarter 2017. Excluding the BFDS operating revenues in 2017, operating revenues for the Domestic Financial Services segment increased $2.1 million or 0.8%. This additional increase in operating revenues was due to higher fund flows at ALPS as well as organic growth in ancillary products, partially offset by lower revenue resulting from the exit of certain product offerings and lower subaccounting and mutual fund registered shareowner account processing revenues. Also, software license revenues of $4.1 million in third quarter 2017 were $1.9 million lower as compared to third quarter 2016.

Domestic Financial Services segment operating income decreased $5.2 million or 10.1% during third quarter 2017 to $46.2 million as compared to third quarter 2016. The decrease in operating income was primarily due to higher non-cash stock compensation expense as a result of increasing the expected vesting of certain performance stock units coupled with lower software license revenue. Operating expense also increased as a result of additional spending to support our information technology transformation initiative, as well as higher run-rate costs for security and other infrastructure requirements. These decreases to operating income were partially offset by the operating income from the acquisition of the remaining interests in BFDS during 2017. Operating margin for third quarter 2017 was 15.1% as compared to 20.8% in 2016.

International Financial Services Segment

Operating revenues for the International Financial Services segment for third quarter 2017 increased $102.5 million to $129.4 million as compared to third quarter 2016. The operating revenue increase was primarily driven by the acquisition of the remaining interests in IFDS U.K., which contributed $105.8 million of incremental operating revenues during the third quarter 2017, partially offset by lower revenues as a result of the previously announced contract termination of a wealth management client. Software license revenues of $3.0 million in third quarter 2017 were $1.0 million higher as compared to third quarter 2016.

International Financial Services segment operating income increased $4.6 million or 184.0% during third quarter 2017 to $7.1 million as compared to third quarter 2016. The increase in operating income was primarily due to the acquisition of the remaining interest in IFDS U.K. and increased software license revenues, partially offset by operating costs associated with on-going development and implementation efforts for our wealth management platform clients. Operating margin for third quarter 2017 was 5.5% as compared to 9.3% in 2016.

Healthcare Services Segment

Healthcare Services segment operating revenues decreased $1.9 million or 1.8% during third quarter 2017 to $104.2 million as compared to third quarter 2016. The decrease was primarily attributable to the previously announced client migrations, which resulted in approximately $13.1 million lower revenues during the third quarter 2017. Excluding the customer migrations, Healthcare Services segment operating revenues increased $11.2 million or 12.0%. This increase in operating revenues was primarily the result of organic growth and the expansion of high-value services we are offering to clients in both the medical and pharmacy businesses, as well as a $0.3 million increase in software license revenue to $2.0 million in third quarter 2017. Operating revenues were also adversely impacted by lower consulting and professional services revenues in the medical business driven by continued uncertainty of healthcare regulations as compared to the prior year.

Healthcare Services segment operating income decreased $0.5 million or 2.5% during third quarter 2017 to $19.2 million. The decrease was primarily due to the client migrations partially offset by organic growth and the expansion of the high-value services we are offering to existing clients in both the medical and pharmacy businesses. Operating margin for third quarter 2017 was 18.4% as compared to 18.6% in the third quarter 2016.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
IFDS L.P.	$2.4	$0.9	$5.6	$3.9
IFDS U.K.	—	3.4	1.0	8.2
BFDS	—	1.2	3.2	5.5
Other	1.8	1.5	6.9	6.3
	$4.2	$7.0	$16.7	$23.9

DST’s equity in earnings of unconsolidated affiliates decreased as it discontinued recording equity in earnings of IFDS U.K. and BFDS on March 27, 2017 and March 30, 2017, respectively, as a result of the previously discussed acquisitions.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of businesses, net gains (losses) associated with securities and other investments, acquired intangible asset amortization, restructuring and impairment costs and other similar items. Our non-GAAP DST Earnings and non-GAAP diluted earnings per share are also adjusted for the income tax impact of the above items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Operating revenues	$524.8	$365.5	$1,534.0	$1,100.7
Out-of-pocket reimbursements	37.8	21.2	90.3	57.2
Total revenues	562.6	386.7	1,624.3	1,157.9

Costs and expenses	472.1	289.6	1,323.7	916.9
Depreciation and amortization	34.7	22.8	92.7	69.1
Operating income	55.8	74.3	207.9	171.9

Interest expense	(6.9)	(5.4)	(19.7)	(18.0)
Other income, net	8.7	6.7	217.2	20.0
Equity in earnings of unconsolidated affiliates	4.2	7.0	27.3	23.9
Income from continuing operations before income taxes and non-controlling interest	61.8	82.6	432.7	197.8

Income taxes	13.0	31.6	66.3	73.8
Income from continuing operations before non-controlling interest	48.8	51.0	366.4	124.0

Income (loss) from discontinued operations, net of tax	(0.3)	222.8	4.5	260.0
Net income	48.5	273.8	370.9	384.0

Net (income) loss attributable to non-controlling interest	—	(0.5)	(0.6)	0.4
Net income attributable to DST Systems, Inc.	$48.5	$273.3	$370.3	$384.4

Weighted average common shares outstanding	60.7	65.4	61.9	66.5
Weighted average diluted shares outstanding	61.6	66.1	62.7	67.3

Basic earnings per share:
Continuing operations attributable to DST Systems, Inc.	$0.81	$0.77	$5.91	$1.88
Discontinued operations	(0.01)	3.41	0.07	3.90
Basic earnings per share	$0.80	$4.18	$5.98	$5.78

Diluted earnings per share:
Continuing operations attributable to DST Systems, Inc.	$0.79	$0.76	$5.84	$1.85
Discontinued operations	—	3.37	0.07	3.87
Diluted earnings per share	$0.79	$4.13	$5.91	$5.72

Cash dividends per share of common stock	$0.18	$0.17	$0.54	$0.50

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended September 30, 2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$291.4	$129.2	$104.2	$—	$524.8
Intersegment operating revenues	13.9	0.2	—	(14.1)	—
Out-of-pocket reimbursements	28.8	7.1	1.9	—	37.8
Total revenues	334.1	136.5	106.1	(14.1)	562.6
Costs and expenses	275.9	125.0	85.3	(14.1)	472.1
Depreciation and amortization	22.6	9.7	2.4	—	34.7
Operating income	$35.6	$1.8	$18.4	$—	$55.8

Capital expenditures	$16.6	$1.2	$1.8	$—	$19.6

	Three Months Ended September 30, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$232.6	$26.8	$106.1	$—	$365.5
Intersegment operating revenues	14.8	0.1	—	(14.9)	—
Out-of-pocket reimbursements	19.2	0.2	1.8	—	21.2
Total revenues	266.6	27.1	107.9	(14.9)	386.7
Costs and expenses	194.9	23.6	86.0	(14.9)	289.6
Depreciation and amortization	18.0	1.0	3.8	—	22.8
Operating income	$53.7	$2.5	$18.1	$—	$74.3

Capital expenditures	$14.0	$0.6	$1.5	$—	$16.1

	Nine Months Ended September 30, 2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$827.9	$392.9	$313.2	$—	$1,534.0
Intersegment operating revenues	43.4	0.4	—	(43.8)	—
Out-of-pocket reimbursements	77.6	7.4	5.5	(0.2)	90.3
Total revenues	948.9	400.7	318.7	(44.0)	1,624.3
Costs and expenses	783.6	328.1	256.0	(44.0)	1,323.7
Depreciation and amortization	63.3	21.3	8.1	—	92.7
Operating income	$102.0	$51.3	$54.6	$—	$207.9

Capital expenditures	$50.4	$2.9	$5.4	$—	$58.7

	Nine Months Ended September 30, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$704.3	$82.1	$314.3	$—	$1,100.7
Intersegment operating revenues	43.3	0.3	—	(43.6)	—
Out-of-pocket reimbursements	50.5	0.8	6.3	(0.4)	57.2
Total revenues	798.1	83.2	320.6	(44.0)	1,157.9
Costs and expenses	629.9	72.9	258.1	(44.0)	916.9
Depreciation and amortization	54.9	2.2	12.0	—	69.1
Operating income	$113.3	$8.1	$50.5	$—	$171.9

Capital expenditures	$35.7	$2.4	$3.8	$—	$41.9

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$140.7	$195.5
Funds held on behalf of clients	542.9	500.5
Client funding receivable	47.9	64.1
Accounts receivable	352.4	215.5
Other assets	79.7	70.0
Current assets held for sale	—	72.6
	1,163.6	1,118.2

Investments	199.6	377.4
Unconsolidated affiliates	80.7	331.2
Properties, net	340.5	235.7
Intangible assets, net	290.3	142.6
Goodwill	796.5	516.4
Other assets	131.0	50.3
Total assets	$3,002.2	$2,771.8

Liabilities
Current liabilities
Current portion of debt	$133.6	$208.5
Client funds obligations	590.8	564.6
Accounts payable	84.9	62.9
Accrued compensation and benefits	136.6	101.7
Deferred revenues and gains	24.4	23.5
Income taxes payable	6.2	22.0
Other liabilities	95.1	78.1
Current liabilities held for sale	—	30.1
	1,071.6	1,091.4

Long-term debt	511.2	299.7
Income taxes payable	64.1	69.8
Deferred income taxes	79.5	151.5
Other liabilities	51.7	22.9
Total liabilities	1,778.1	1,635.3

Redeemable Non-controlling Interest	—	21.3

Stockholders’ equity	1,224.1	1,115.2
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$3,002.2	$2,771.8

Common shares outstanding	60.5	64.0

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Three Months Ended September 30,
(Unaudited - in millions, except per share amounts)

	2017
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$524.8	$55.8	$48.8	$0.79
Adjusted to remove:
Amortization of intangible assets (1)	—	9.9	9.9	0.16
Restructuring charges (2)	—	2.5	2.5	0.04
Advisory expenses (3)	—	4.3	4.3	0.07
Net gain on securities and other investments (4)	—	—	(6.6)	(0.11)
Income tax items (5)	—	—	(9.4)	(0.15)
Income tax effect of adjustments (6)	—	—	(3.0)	(0.04)
Adjusted Non-GAAP results	$524.8	$72.5	$46.5	$0.76

	2016
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$365.5	$74.3	$50.5	$0.76
Adjusted to remove:
Amortization of intangible assets (1)	—	5.8	5.8	0.09
Reversal of accrued contingent consideration (7)	—	(6.5)	(6.5)	(0.10)
Net gain on securities and other investments (4)	—	—	(3.9)	(0.06)
Income tax items (5)	—	—	2.6	0.04
Income tax effect of adjustments (6)	—	—	2.2	0.04
Adjusted Non-GAAP results	$365.5	$73.6	$50.7	$0.77

(a) DST Earnings has been defined as “Income from continuing operations attributable to DST Systems, Inc.”

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Three Months Ended September 30,
(Unaudited - in millions, except per share amounts)

	2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$35.6	$1.8	$18.4	$55.8
Adjusted to remove:
Amortization of intangible assets (1)	5.4	3.7	0.8	9.9
Restructuring charges (2)	1.2	1.3	—	2.5
Advisory expenses (3)	4.0	0.3	—	4.3
Adjusted Non-GAAP Operating Income	$46.2	$7.1	$19.2	$72.5

	2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$53.7	$2.5	$18.1	$74.3
Adjusted to remove:
Amortization of intangible assets (1)	4.2	—	1.6	5.8
Reversal of accrued contingent consideration (7)	(6.5)	—	—	(6.5)
Adjusted Non-GAAP Operating Income	$51.4	$2.5	$19.7	$73.6

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Nine Months Ended September 30,
(Unaudited - in millions, except per share amounts)

	2017
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$1,534.0	$207.9	$365.8	$5.84
Adjusted to remove:
Amortization of intangible assets (1)	—	25.7	25.7	0.41
Restructuring charges (2)	—	11.9	11.9	0.19
Advisory expenses (3)	—	12.0	12.0	0.19
Charitable contribution of securities (8)	—	11.6	1.2	0.02
Contract termination (9)	(93.2)	(53.5)	(53.5)	(0.85)
Net gain on securities and other investments (4)	—	—	(157.5)	(2.52)
Gain on previously held equity interests (10)	—	—	(43.8)	(0.70)
Net gains from unconsolidated affiliates (11)	—	—	(10.6)	(0.17)
Income tax items (5)	—	—	(11.3)	(0.18)
Income tax effect of adjustments (6)	—	—	0.4	0.01
Adjusted Non-GAAP results	$1,440.8	$215.6	$140.3	$2.24

	2016
	Operating	Operating	DST	Diluted
	Revenue	Income	Earnings (a)	EPS
Reported GAAP results	$1,100.7	$171.9	$124.4	$1.85
Adjusted to remove:
Amortization of intangible assets (1)	—	17.1	17.1	0.25
Restructuring charges (2)	—	13.4	13.4	0.20
Reversal of accrued contingent consideration (7)	—	(6.5)	(6.5)	(0.10)
Software impairment (12)	—	6.0	6.0	0.09
Net gain on securities and other investments (4)	—	—	(16.3)	(0.24)
Income tax items (5)	—	—	3.9	0.06
Income tax effect of adjustments (6)	—	—	(5.0)	(0.07)
Adjusted Non-GAAP results	$1,100.7	$201.9	$137.0	$2.04

(a) DST Earnings has been defined as “Income from continuing operations attributable to DST Systems, Inc.”

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1)
The amortization of intangible assets is included in the Condensed Consolidated Statement of Income within the Depreciation and amortization line item. The adjustment comprises all non-cash amortization of acquired intangible assets and acquired software.

(2)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(3)
Advisory and other transaction costs incurred in connection with the integration of business acquisitions and other significant transactions are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(4)
Net gain on securities and other investments is comprised of net realized gains from exchange or sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds, seed capital investments and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(5)
Income tax items relate to benefits realized from the release of particular uncertain tax positions settled, effectively settled or otherwise remeasured during the period or transaction related taxes. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(6)
This amount represents the aggregated tax effect of the non-GAAP adjustments that are subject to income tax. The tax effects are determined based on the tax treatment of the related adjustments, the statutory tax rate and local tax regulations in the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income (loss), and are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(7)
The reversal of previously accrued performance-related contingent consideration for prior acquisitions is recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(8)
The expense for a charitable contribution of marketable securities of $11.6 million was offset by a book gain of $10.4 million on the disposition of the securities, which was recorded in the Condensed Consolidated Statement of Income within Other income, net line item.

(9)
As a result of a termination agreement reached with a wealth management platform client during second quarter 2017, previously deferred revenues and contractual termination payments received were recognized in the Condensed Consolidated Statement of Income within Operating revenues by the International Financial Services segment. Additionally, bad debt expense, severance and other costs and expenses of $38.9 million and a fixed asset impairment of $0.8 million were recorded in the Condensed Consolidated Statement of Income within the Costs and expenses and Depreciation and amortization line items, respectively.

(10)
The gain represents the step-up of the carrying value of our previously held equity interests in BFDS and IFDS U.K. to fair value at the acquisition date of each entity and is included in the Condensed Consolidated Statement of Income within the Other income, net line item.

(11)
The net gains from unconsolidated affiliates represents the step-up of certain investments and real estate assets that were distributed out of our joint ventures BFDS and IFDS L.P. prior to the acquisitions of the remaining interests in BFDS and IFDS U.K. and are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

(12)	The software impairment is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)
DOMESTIC FINANCIAL SERVICES

	September 30, 2017	December 31, 2016	September 30, 2016
Domestic mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	24.8	25.3	26.4
IRA mutual fund accounts	20.8	21.1	21.3
Other retirement accounts	7.8	8.0	8.1
Section 529 and Educational IRAs	7.7	7.5	7.6
Registered accounts - tax-advantaged	36.3	36.6	37.0
Total registered accounts	61.1	61.9	63.4
Subaccounts	44.5	42.1	41.3
Total U.S. mutual fund shareowner accounts	105.6	104.0	104.7

Defined contribution participant accounts	6.8	6.8	6.5

Automatic Work Distributor workstations (in thousands):
Domestic	167.8	171.9	171.7

ALPS (in billions of U.S. dollars):
Assets Under Management	$17.9	$17.2	$16.1
Assets Under Administration	$218.4	$179.1	$176.1

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Changes in registered accounts:
Beginning balance	59.7	64.2	61.9	65.4
New client conversions	2.6	—	2.9	—
Subaccounting conversions to DST platforms	(0.3)	—	(0.4)	(0.1)
Subaccounting conversions to non-DST platforms	(0.3)	—	(0.9)	(0.4)
Conversions to non-DST platforms	(0.2)	(0.4)	(0.2)	(0.6)
Organic decline	(0.4)	(0.4)	(2.2)	(0.9)
Ending balance	61.1	63.4	61.1	63.4

Changes in subaccounts:
Beginning balance	44.0	30.4	42.1	31.3
New client conversions	—	10.5	—	10.7
Conversions from non-DST registered platforms	0.1	—	1.1	—
Conversions from DST’s registered accounts	0.3	—	0.4	0.1
Conversions to non-DST platforms	—	—	(0.4)	—
Organic growth (decline)	0.1	0.4	1.3	(0.8)
Ending balance	44.5	41.3	44.5	41.3

Defined contribution participant accounts:
Beginning balance	6.6	6.4	6.8	7.0
New client conversions	—	—	0.3	—
Organic growth (decline)	0.2	0.1	(0.3)	(0.5)
Ending balance	6.8	6.5	6.8	6.5

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

INTERNATIONAL FINANCIAL SERVICES

	September 30, 2017	December 31, 2016	September 30, 2016
International mutual fund shareowner accounts processed:
IFDS U.K.	8.6	8.9	9.0
IFDS L.P. (Canada)	14.0	13.7	13.4

Automatic Work Distributor workstations (in thousands):
International	39.1	40.8	40.5

HEALTHCARE SERVICES

	September 30, 2017	December 31, 2016	September 30, 2016

DST Health Solutions covered lives	21.6	22.8	23.9

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

DST Pharmacy Solutions pharmacy paid claims	124.2	125.7	370.8	379.3

About DST Systems
DST Systems, Inc. (NYSE:  DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. We assist clients in transforming complexity into strategic advantage by providing tools and services to help them stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world’s most demanding industries. For more information, visit the DST website at www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503